Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Keith Farris
Aware, Inc.
781-276-4000

Aware, Inc. Reports Fourth Quarter and 2007
Financial Results

BEDFORD, MASS. – February 12, 2008 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of broadband technology and biometrics software, today reported financial results for its fourth quarter ended December 31, 2007.

Revenues for the fourth quarter of 2007 were $6.8 million, an increase of 5% compared to $6.4 million in the same quarter last year. For the year ended December 31, 2007, revenues increased 10% to $26.4 million, compared to $24.1 million for the year ended December 31, 2006.

The Company reports its net income and basic and diluted net income per share in accordance with U.S. generally accepted accounting principles (GAAP), and additionally, on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense. The company uses the non-GAAP information internally to evaluate its operating performance and believes these non-GAAP measures are useful to investors as they provide additional insight into the underlying operating results. However, non-GAAP measures are not stated in accordance with, should not be considered in isolation from, and are not a substitute for, GAAP measures. A reconciliation of GAAP to non-GAAP results has been provided in the attached financial tables.

GAAP net income for the fourth quarter of 2007 was $0.2 million, or $0.01 per diluted share, which included $0.3 million of stock-based compensation charges in accordance with the provisions of FAS 123(R). This compared to GAAP net income of $0.9 million, or $0.04 per diluted share, for the same period a year ago. GAAP net income for the year ended December 31, 2007 was $0.2 million, or $0.01 per share, compared to net income of $1.0 million, or $0.04 per diluted share, for the year ended December 31, 2006.

Aware, Inc.  •  40 Middlesex Turnpike  •  Bedford, MA  USA  01730-1432
Tel: (781) 276-4000  •  Fax: (781) 276-4001  •  E-mail: aware@aware.com

Aware, Inc. Reports Fourth Quarter and 2007 Financial Results	Page 2

Non-GAAP net income for the fourth quarter of 2007, excluding the effect of stock-based compensation, was $0.5 million, or $0.02 per diluted share. For the year ended December 31, 2007, the company had non-GAAP net income, excluding the effect of stock-based compensation, of $1.3 million, or $0.05 per share.

Michael Tzannes, Aware’s chief executive officer, said, “Our 2007 results reflect healthy revenue growth in our DSL test and diagnostics hardware and software product lines as well as biometrics software applications.  Looking forward to 2008, we are expecting a rebound in our DSL licensing business.  Each of these three product lines, DSL test and diagnostics hardware and software, biometrics and medical imaging software and DSL licensing are well positioned for positive revenue and earnings growth.”

Note:  Aware’s conference call will be broadcast live over the Internet today, February 12, 2008 at 5:00 p.m. Eastern Time.   To listen to the call, please go to www.aware.com/ir.  The conference call may also be heard by calling 617-213-4864 and referencing the confirmation number 36075315.  A replay of the call will be archived on our website after the call.

About Aware

Aware is a leading technology supplier for the telecommunications industries. For more than ten years, Aware has pioneered innovations at telecommunications standards-setting organizations and continues to develop and market DSL silicon intellectual property and test and diagnostics products.  Its StratiPHY(tm) IP product line supports DSL standards, including ADSL2+ and VDSL2, and has been broadly licensed to leading semiconductor companies.  Telecom equipment vendors and phone companies use Aware's DSL test and diagnostics modules and Dr. DSL® software to help provision DSL circuits globally. Aware is also a veteran of the biometrics industry, providing biometric and imaging software components used in government systems worldwide since 1992.  Aware's interoperable, standard-compliant, field-proven imaging products are used in a number of applications, from border management to criminal justice to medical imaging.  Aware is a publicly held company (NASDAQ: AWRE) based in Bedford, Massachusetts. www.aware.com

Safe Harbor Warning
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL and biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. The DSL factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, we depend on a limited number of licensees, we derive a significant amount of revenue from a small number of customers, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, and our business is subject to rapid technological change. The biometric factors include, but are not limited to: market acceptance of our biometric products, changes in contracting practices of government or law enforcement agencies, announcements or introductions of new products by our competitors, delays, failures or problems in our biometric products, delays in the adoption of new industry biometric standards, and competitive pressures resulting in lower software product revenues. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2006 and other reports and filings made with the Securities and Exchange Commission.

Aware, StratiPHY, and Dr. DSL are trademarks or registered trademarks of Aware, Inc.

Aware, Inc. Reports Fourth Quarter and 2007 Financial Results	Page 3

AWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
 (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenue:
Product sales	$5,158	$2,637	$17,491	$7,610
Contract revenue	1,077	2,644	6,337	12,569
Royalties	518	1,168	2,609	3,877
Total Revenue	6,753	6,449	26,437	24,056

Costs and expenses:
Cost of product sales (1)	912	303	3,998	918
Cost of contract revenue (1)	1,110	1,422	5,425	5,182
Research and development (1)	3,134	2,391	10,869	10,591
Selling and marketing (1)	930	841	3,738	3,359
General and administrative (1)	967	1,030	4,237	4,405
Total costs and expenses	7,053	5,987	28,267	24,455

Net income (loss) from operations	(300)	462	(1,830)	(399)
Interest income	496	498	2,016	1,840
Net income before provision for income taxes	196	960	186	1,441
Provision for income taxes	(3)	(77)	(26)	(407)
Net income	$193	$883	$160	$1,034

Net income per share – basic	$0.01	$0.04	$0.01	$0.04
Net income per share – diluted	$0.01	$0.04	$0.01	$0.04

Weighted average shares – basic	23,818,467	23,596,832	23,737,715	23,474,048
Weighted average shares – diluted	24,917,360	24,998,093	25,083,700	24,964,958

(1)
Effective January 1, 2006 the Company adopted Statement of Financial Accounting Standard No. 123 (Revised), "Share-Based Payment" (FAS 123(R)). The amounts in the tables above include stock-based compensation as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Cost of product sales	$5	$3	$13	$15
Cost of contract revenue	43	51	176	149
Research and development	172	118	483	904
Sales and marketing	41	23	119	289
General and administrative	85	48	347	580
Total stock-based compensation costs	$346	$243	$1,138	$1,937

Aware, Inc. Reports Fourth Quarter and 2007 Financial Results	Page 4

AWARE, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands, except per share data)
 (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
GAAP net income	$193	$882	$160	$1,034
Stock-based compensation	346	243	1,138	1,937
Non-GAAP net income	$539	$1,125	$1,298	$2,971

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
GAAP diluted net income per share	$0.01	$0.04	$0.01	$0.04
Stock-based compensation per share	0.01	0.01	0.04	0.08
Non-GAAP diluted net income per share	$0.02	$0.05	$0.05	$0.12

Aware, Inc. Reports Fourth Quarter and 2007 Financial Results	Page 5

AWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31, 2007	December 31, 2006
ASSETS
Cash and investments	$38,549	$39,802
Accounts receivable, net	7,661	4,738
Inventories, net	1,424	819
Property and equipment, net	7,872	8,123
Other assets, net	877	1,104

Total assets	$56,383	$54,586

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$2,817	$2,886

Long-term deferred revenue	330	330

Total stockholders’ equity	53,236	51,370

Total liabilities and stockholders’ equity	$56,383	$54,586

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